                                                                   EXHIBIT 5.1
                                                                   -----------



Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

       Re:  Registration Statement on Form S-3
            File No. 33-52177

Gentlemen:

     We have acted as counsel to Green Tree Financial Corporation, a Minnesota corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on February 7, 1994, as amended by Amendment No. 1 thereto filed on March 16, 1994 and Amendment No. 2 thereto filed on March 28, 1994, relating to the registration by the Company of $134,096,835.87 of Certificates for Home Improvement Loans (the "Certificates") to be issued by Home Improvement Loan Trust 1994-A, and a Limited Guaranty relating to the Certificates to be provided by the Company. The Certificates and the Limited Guaranty are to be issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") substantially in the form filed as an exhibit to the Registration Statement, between the Company, as seller, servicer and limited guarantor, and First Trust National Association, as trustee (the "Trustee").

     We have examined the resolution of the Executive Committee of the Board of Directors of the Company adopted by written action dated as of March 28, 1994, the Registration Statement, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

     1. The Pooling and Servicing Agreement has been duly authorized by the Company and, when it has been duly executed and delivered by the Company and the Trustee, will constitute the valid and binding obligation of the Company.

     2. The Certificates, when duly executed and delivered in accordance with the terms of the Pooling and Servicing Agreement, will be legally and validly issued, and the holders of such Certificates will be entitled to the benefits of the Pooling and Servicing Agreement, including the Limited Guaranty of the Company.

Green Tree Financial Corporation
March 28, 1994
Page 2

     The opinions set forth above are subject to the following qualifications and exceptions:

     (a) Our opinion in paragraph 1 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

     (b) Our opinion in paragraph 1 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

     (c) Minnesota Statutes (S) 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

     Our opinions expressed above are limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising part of the Registration Statement.


Dated:   March 28, 1994

                                    Very truly yours,